Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

August 14, 2016

Board of Directors

Live Oak Bancshares, Inc.

1741 Tiburon Drive

Wilmington, North Carolina

Ladies and Gentlemen:

We have acted as counsel to Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Act”), of a prospectus supplement, dated August 8, 2017 and filed with the Commission on August 9, 2017 (the “Prospectus Supplement”), to the prospectus, dated July 28, 2017, as amended (the “Base Prospectus,” and together with the Prospectus Supplement, the “Prospectus”), included as part of the Registration Statement on Form S-3 (Registration No. 333- 219255) (the “Registration Statement”) relating to the issuance of (i) 4,500,000 shares of the Company’s voting common stock, no par value per share, and (ii) up to 675,000 shares of the Company’s voting common stock, no par value per share, purchasable by the Underwriters (as defined herein) upon exercise of an option granted to the Underwriters by the Company (collectively, the “Shares”). The Shares are being sold to the underwriters (the “Underwriters”) named in the Underwriting Agreement dated as of August 8, 2017 (the “Underwriting Agreement”) by and among the Company and the Underwriters.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with the foregoing, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we deemed necessary for purposes of the opinions expressed below. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction. This opinion does not extend to compliance with federal or state securities laws relating to the offer or sale of the Shares.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Current Report on Form 8-K and the incorporation by reference of this opinion as an exhibit to the Registration Statement and reference to our firm under the heading “Legal Matters” in the prospectuses included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is intended solely for use in connection with sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP